Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Senior Vice President and	Global Communications Director
Chief Financial Officer	763-540-1212
763-540-1204

Tennant Company Reports 2015 First Quarter Results

Company posts record sales for a first quarter of $185.7 million;
Net sales in quarter increased 1.0 percent, or 6.0 percent organically;
First quarter diluted EPS totaled $0.27;
Company reaffirms 2015 full year guidance range

MINNEAPOLIS, April 27, 2015-Tennant Company (NYSE:TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $5.0 million, or $0.27 per diluted share, on net sales of $185.7 million for the first quarter ended March 31, 2015. In the 2014 first quarter, Tennant reported net earnings of $5.8 million, or $0.31 per diluted share, on net sales of $184.0 million.
Commented Chris Killingstad, Tennant Company's president and chief executive officer: “Tennant posted a solid quarter - with record revenues for a first quarter - led by robust sales to strategic accounts in the Americas region and increased global sales of outdoor equipment. We continued to benefit from the implementation of our growth strategy during the 2015 first quarter, as we strive to reach $1 billion in revenues by 2017. We anticipate continued organic sales gains and improved profitability for the full year, despite global economic uncertainty and foreign currency volatility.”
Tennant plans to meet its $1 billion strategic growth goal through a strong new product pipeline in both the core business and in the Orbio Technologies Group, continued gains in emerging markets, growth in Europe, focus on strategic accounts and an enhanced go-to-market strategy designed to significantly expand its global market coverage and customer base.

First Quarter Operating Review
The company's 2015 first quarter consolidated net sales of $185.7 million rose 1.0 percent compared to the prior year quarter. Unfavorable foreign currency exchange reduced consolidated net sales by approximately 5.0 percent. Organic net sales, which exclude the impact of foreign currency exchange (and acquisitions when applicable), increased approximately 6.0 percent.

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In addition to higher sales to strategic accounts in the Americas region in the 2015 first quarter, Tennant also saw continued demand for newly introduced products, including the T12 and T17 rider scrubbers, as well as increased sales of outdoor equipment.
Geographically, sales rose 9.5 percent in Tennant’s largest region, the Americas, or grew approximately 11.5 percent organically, excluding an unfavorable foreign currency exchange impact of about 2.0 percent. Sales in Europe, Middle East and Africa (EMEA) were down 19.5 percent, or decreased approximately 5.0 percent organically, excluding an unfavorable foreign currency exchange effect of about 14.5 percent. While EMEA results reflected a fragile European economy, the company saw strong outdoor equipment sales and improving order patterns as the quarter progressed. Sales in the Asia Pacific region (APAC) declined 7.8 percent, or down approximately 1.3 percent organically, excluding an unfavorable foreign currency exchange impact of about 6.5 percent. APAC results were lower due to economic weakness in Australia and slower sales in China compared to the robust double-digit organic sales growth in the prior year quarter. For both EMEA and APAC, the company expects to post organic sales gains for the 2015 full year.
Tennant's gross margin in the 2015 first quarter was 42.0 percent compared to 41.8 percent in the prior year quarter. Gross margin in the 2015 first quarter improved 20 basis points despite an unfavorable impact from the selling channel mix, given the robust sales to strategic accounts. In addition, foreign currency headwinds unfavorably impacted gross margin by approximately 60 basis points. The company anticipates gross margin for the 2015 full year will be in its target range of approximately 43 percent.
Research and development (R&D) expense for the 2015 first quarter totaled $7.7 million, or 4.2 percent of sales, compared to $7.5 million, or 4.1 percent of sales, in the prior year quarter. The company continued to invest in developing innovative new products for its traditional core business, as well as in its Orbio Technologies Group, which is focused on advancing a suite of sustainable cleaning technologies.
Selling and administrative (S&A) expense in the 2015 first quarter totaled $62.1 million, or 33.4 percent of sales, which was in line with the company’s expectations as Tennant continued to invest in its sales growth initiatives. S&A in the 2014 first quarter was $60.2 million, or 32.7 percent of sales.
Tennant's 2015 first quarter operating profit was $8.3 million, or 4.4 percent of sales, versus an operating profit of $9.2 million, or 5.0 percent of sales, in the year ago quarter. Due to the strength of the U.S. dollar in the 2015 first quarter, foreign currency exchange reduced operating profit by approximately $1.9 million. Tennant remains committed to the goal of a 12 percent or above operating profit margin.
Cash from operations, which is typically negative in the first quarter due to the seasonality in the business, totaled a negative $2.1 million compared to a negative $3.9 million in the year earlier quarter. The company's total debt was $26.1 million, down from $28.2 million at the end of the prior year quarter. Cash on the balance sheet rose to $76.8 million, up from $63.4 million a year ago. Reflecting Tennant’s ongoing commitment to enhancing shareholder return, the company paid cash dividends of $3.7 million in the 2015 first quarter and repurchased 64,490 shares at a cost of $4.1 million.

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New Product and Technology Pipeline
Tennant Company continues to execute against a strong new product pipeline. The company plans to introduce 36 new products in 2015, on top of 55 new products launched from 2012 to 2014.
Commented Killingstad: “The introduction of new products and technologies is important to our revenue growth. Just after the first quarter ended, we were excited to launch our next generation of sustainable cleaning technology, ec-H2O NanoClean™. This solution offers all of the benefits of our original ec-H2O™, plus it cleans better, cleans more soils, and is more effective in more applications.”
The name NanoClean refers to the creation of nano-scale bubbles that are an important part of the cleaning mechanism. Like the original ec-H2O, the next generation ec-H2O NanoClean technology electrically converts water into an innovative cleaning solution that cleans effectively, saves money and reduces environmental impact compared to daily floor cleaning chemicals.
Killingstad added: “Our finding that nanobubble technology correlates to cleaning performance is groundbreaking science. We remain committed to being an industry innovation leader and raising the standard for sustainable cleaning around the world.”
The ec-H2O NanoClean technology will first be available on the new Tennant T300 walk-behind floor scrubber, which is one of the largest unit categories in the floor cleaning industry. The T300 scrubber is engineered for improved productivity and versatility, with multiple machine head types for a variety of cleaning applications to optimize cleaning performance for specific areas.
The new ec-H2O NanoClean technology also will soon be available on the company’s full line of commercial scrubbers.

Business Outlook
Based on its 2015 first quarter results and expectations of future performance, Tennant Company continues to estimate 2015 full year net sales in the range of $825 million to $855 million, up 0.4 percent to 4.0 percent, or up approximately 5 percent to 9 percent organically, assuming an unfavorable foreign currency exchange impact on sales in the range of 4 percent to 6 percent. The company expects 2015 full year earnings in the range of $2.40 to $2.70 per diluted share. As stated previously, foreign currency exchange headwinds in 2015 are estimated to negatively impact operating profit in the range of $10 million to $12 million, or approximately $0.37 to $0.44 earnings per diluted share. The estimated higher effective tax rate in 2015 is anticipated to negatively impact earnings per diluted share by approximately $0.14. The company expects its 2015 financial results to be stronger in the second half of the year. For the 2014 full year, diluted earnings per share totaled $2.70 on net sales of $822 million.
Tennant’s 2015 annual financial outlook includes the following assumptions:

•	Economic strength in North America and modest improvement in Europe, and growth in emerging markets;

•	Increased foreign currency impact on sales for the full year in the range of an unfavorable 4 percent to 6 percent, with a $10 million to $12 million negative effect on operating profit;

•	Gross margin performance of approximately 43 percent;

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Page 4 – Tennant Company Reports 2015 First Quarter Results

•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and in water-based cleaning technologies;

•	Capital expenditures in the range of $25 million to $28 million; and

•	An effective tax rate of approximately 31 percent, including the anticipated enactment of the 2015 Federal R&D tax credit.
“We are encouraged by our solid 2015 first quarter performance against our growth agenda, and we remain on track to deliver further gains in organic sales and operating profit margin in 2015,” said Killingstad. “While we continue to anticipate that foreign exchange rates will unfavorably impact sales and earnings in 2015, we are committed to controlling what we can control. Our focus is on creating value through new product introductions, and expanding our global sales and marketing initiatives to increase our global market share, while concurrently running a more efficient business to raise productivity.”

Conference Call
Tennant will host a conference call to discuss the 2015 first quarter results today, April 27, 2015, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to www.investors.tennantco.com and click on the link at the bottom of the Home page. A taped replay of the conference call with slides will be available at www.investors.tennantco.com for approximately three months after the call.

About Tennant Company
Minneapolis-based Tennant Company (TNC) is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, significantly reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: the competition in our business, foreign currency exchange rate fluctuations, particularly the relative strength of the U.S. dollar against other major currencies; geopolitical and economic uncertainty throughout the world; our ability to attract and retain key personnel; our ability to successfully upgrade, evolve and protect our information technology systems; fluctuations in the cost, quality, or availability of raw materials and purchased components; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; the occurrence of a significant business interruption; our ability to develop and commercialize new innovative products and services; and unforeseen product liability claims or product quality issues.

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We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

FINANCIAL TABLES FOLLOW

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Page 6 – Tennant Company Reports 2015 First Quarter Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended
	March 31
	2015	2014
Net Sales	$185,740	$183,979
Cost of Sales	107,659	107,062
Gross Profit	78,081	76,917
Gross Margin	42.0%	41.8%
Operating Expense:
Research and Development Expense	7,710	7,481
Selling and Administrative Expense	62,117	60,199
Total Operating Expense	69,827	67,680
Profit from Operations	8,254	9,237
Operating Margin	4.4%	5.0%
Other Income (Expense):
Interest Income	50	75
Interest Expense	(377)	(486)
Net Foreign Currency Transaction Losses	(443)	(208)
Other Expense, Net	(52)	(31)
Total Other Expense, Net	(822)	(650)

Profit Before Income Taxes	7,432	8,587
Income Tax Expense	2,406	2,792
Net Earnings	$5,026	$5,795

Net Earnings per Share:
Basic	$0.27	$0.32
Diluted	$0.27	$0.31

Weighted Average Shares Outstanding:
Basic	18,283,097	18,318,260
Diluted	18,780,934	18,839,172

Cash Dividends Declared per Common Share	$0.20	$0.18

GEOGRAPHICAL NET SALES(1) (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2015	2014	%
Americas	$134,003	$122,389	9.5
Europe, Middle East and Africa	34,647	43,064	(19.5)
Asia Pacific	17,090	18,526	(7.8)
Total	$185,740	$183,979	1.0
(1) Net of intercompany sales.

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TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	March 31,	December 31,	March 31,
	2015	2014	2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$76,824	$92,962	$63,400
Restricted Cash	341	352	411
Net Receivables	134,029	152,383	143,957
Inventories	85,611	80,511	73,838
Prepaid Expenses	10,737	9,552	14,231
Deferred Income Taxes, Current Portion	9,488	9,738	9,603
Other Current Assets	2,156	1,591	1,678
Total Current Assets	319,186	347,089	307,118
Property, Plant and Equipment	259,085	262,214	305,972
Accumulated Depreciation	(174,263)	(175,671)	(222,104)
Property, Plant and Equipment, Net	84,822	86,543	83,868
Deferred Income Taxes, Long-Term Portion	7,441	8,165	2,760
Goodwill	17,557	18,355	19,161
Intangible Assets, Net	14,221	15,588	18,506
Other Assets	10,926	11,192	17,056
Total Assets	$454,153	$486,932	$448,469

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-Term Borrowings and Current Portion of Long-Term Debt	$3,486	$3,566	$2,236
Accounts Payable	56,758	61,627	54,409
Employee Compensation and Benefits	25,461	33,842	25,300
Income Taxes Payable	105	1,087	808
Other Current Liabilities	38,072	45,508	41,390
Total Current Liabilities	123,882	145,630	124,143
Long-Term Liabilities:
Long-Term Debt	22,571	24,571	26,000
Employee-Related Benefits	25,121	25,711	24,925
Deferred Income Taxes, Long-Term Portion	5,949	5,989	2,900
Other Liabilities	4,147	4,380	5,069
Total Long-Term Liabilities	57,788	60,651	58,894
Total Liabilities	181,670	206,281	183,037
Shareholders’ Equity:
Preferred Stock	—	—	—
Common Stock	6,901	6,906	6,919
Additional Paid-In Capital	24,719	26,247	30,172
Retained Earnings	287,427	286,091	252,233
Accumulated Other Comprehensive Loss	(46,564)	(38,593)	(23,892)
Total Shareholders’ Equity	272,483	280,651	265,432
Total Liabilities and Shareholders’ Equity	$454,153	$486,932	$448,469

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TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Three Months Ended
	March 31
	2015	2014
OPERATING ACTIVITIES
Net Earnings	$5,026	$5,795
Adjustments to reconcile Net Earnings to Net Cash Used in Operating Activities:
Depreciation	4,122	4,427
Amortization	520	611
Deferred Income Taxes	205	3,874
Share-Based Compensation Expense	2,707	1,540
Allowance for Doubtful Accounts and Returns	139	429
Other, Net	(45)	(9)
Changes in Operating Assets and Liabilities:
Receivables	16,160	(4,123)
Inventories	(9,529)	(7,292)
Accounts Payable	(3,405)	1,648
Employee Compensation and Benefits	(8,895)	(4,707)
Other Current Liabilities	(5,761)	(3,370)
Income Taxes	(2,267)	(2,310)
Other Assets and Liabilities	(1,099)	(426)
Net Cash Used in Operating Activities	(2,122)	(3,913)

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(4,129)	(3,511)
Proceeds from Disposals of Property, Plant and Equipment	86	40
Increase in Restricted Cash	(13)	(2)
Net Cash Used in Investing Activities	(4,056)	(3,473)

FINANCING ACTIVITIES
Payments of Short-Term Debt	—	(1,500)
Payments of Long-Term Debt	(2,000)	(2,006)
Purchases of Common Stock	(4,135)	(3,556)
Proceeds from Issuances of Common Stock	550	226
Excess Tax Benefit on Stock Plans	648	169
Dividends Paid	(3,690)	(3,490)
Net Cash Used in Financing Activities	(8,627)	(10,157)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1,333)	(41)

Net Decrease in Cash and Cash Equivalents	(16,138)	(17,584)

Cash and Cash Equivalents at Beginning of Period	92,962	80,984

Cash and Cash Equivalents at End of Period	$76,824	$63,400

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